EXHIBIT 99.7


                    EMBOTELLADORA ANDINA S.A.


                       September 5, 1996



The Coca-Cola Company
Coca-Cola Interamerican Corporation
Coca-Cola de Argentina S.A.
c/o The Coca-Cola Company
One Coca-Cola Plaza, N.W.
Atlanta, Georgia 30313

Citicorp Banking Corporation
Bottling Investment Limited
c/o Citicorp Banking Corporation
Avenida Andres Bello No. 2687 Piso 7
Santiago, Chile

Ladies and Gentlemen:

     We refer to the Stock Purchase Agreement dated as of September 5, 1996 (the "SPC Purchase Agreement") by and among Embotelladora Andina S.A. ("Andina"), Inversiones del Atlantico S.A. ("Atlantico"), Inversiones Freire Ltda. and Inversiones Freire Dos Ltda. (collectively the "Majority Shareholders"), The Coca-Cola Company ("KO"), Coca-Cola Interamerican Corporation ("Interamerican"), Coca-Cola de Argentina S.A. ("TCCC Argentina"), Citicorp Banking Corporation ("Citicorp") and Bottling Investment Limited ("SPC") and the Stock Purchase Agreement dated as of September 5, 1996 by and among Andina, the Majority Shareholders, Citicorp and SPC (the "SPC Purchase Agreement" and together with the Andina Purchase Agreement, the "Stock Purchase Agreements") pursuant to which (i) prior to a recapitalization of the Andina common stock, SPC will acquire 24,000,000 newly issued shares of Andina common stock, (ii) Interamerican and TCCC Argentina will acquire all of the outstanding shares of capital stock of SPC, and (iii) Atlantico will acquire (x) all of the outstanding shares of capital stock of CIPET and (y) all of the shares of capital stock of INTI owned by Interamerican. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Stock Purchase Agreements.

     The Andina Parties, KO, Interamerican, TCCC Argentina,
Citicorp and SPC hereby agree as follows:

          1.   From the date hereof until the Closing,
     Andina agrees that, upon the request of TCCC
     Argentina and Interamerican, TCCC Argentina and
     Interamerican shall be entitled to jointly designate an observer to attend meetings of the Board of Directors of

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September 5, 1996
Page 2


     Andina; provided, however, that such observer shall be excluded from such meetings at all times during which the Board of Directors of Andina is discussing or considering any of the transactions contemplated by the Stock Purchase Agreements or the other Operative Agreements or any matter related thereto. Andina shall provide such observer with the same notice of meetings of the Board of Directors of Andina as that provided to the directors.

          2. Andina hereby agrees that if requested by any director present at a meeting of the Board of Directors of Andina, Andina will provide for the simultaneous translation into English of the discussions and proceedings at such meeting.

     THIS LETTER AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO THE CONFLICTS
OF LAW PRINCIPLES THEREOF.

     Notwithstanding anything to the contrary contained in the Stock Purchase Agreements, the representations, warranties, covenants and agreements contained in this letter agreement shall survive the Closing without limitation as to time.

     This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreements, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among you and ourselves.

                                   Very truly yours,

                                   EMBOTELLADORA ANDINA S.A.

                                   By:    /s/ Jose Said S.
                                   Name:  Jose Said S.
                                   Title: Chairman of the Board

                                   By:    /s/ Jose Antonio Garces
                                   Name:  Jose Antonio Garces
                                   Title: Director

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September 5, 1996
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                                   INVERSIONES DEL ATLANTICO S.A.

                                   By:    /s/ Jaime Garcia
                                          /s/ Pedro Pellegrini
                                   Name:  Jaime Garcia/Pedro Pellegrini
                                   Title: Attorneys-in-fact


                                   INVERSIONES FREIRE LTDA.

                                   By:    /s/ Jose Said S.
                                   Name:  Jose Said S.
                                   Title: Attorney-in-fact

                                   By:    /s/ Jose Antonio Garces
                                   Name:  Jose Antonio Garces
                                   Title: Attorney-in-fact


                                   INVERSIONES FREIRE DOS LTDA.

                                   By:    /s/ Jose Said S.
                                   Name:  Jose Said S.
                                   Title: Attorney-in-fact

                                   By:    /s/ Jose Antonio Garces
                                   Name:  Jose Antonio Garces
                                   Title: Attorney-in-fact

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September 5, 1996
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Agreed as of this 5th day of September, 1996:

THE COCA-COLA COMPANY

By:    /s/ Weldon H. Johnson
Name:  Weldon H. Johnson
Title: Senior Vice President


COCA-COLA INTERAMERICAN
CORPORATION

By:    /s/ Weldon H. Johnson
Name:  Weldon H. Johnson
Title: Vice President


COCA-COLA DE ARGENTINA S.A.

By:    /s/ Fernando Marin
Name:  Fernando Marin
Title: Attorney-in-fact


CITICORP BANKING CORPORATION

By:    /s/ Diego Peralta V.
Name:  Diego Peralta V.
Title: Authorized Officer


BOTTLING INVESTMENT LIMITED

By:    /s/ Diego Peralta V.
Name:  Diego Peralta V.
Title: Chairman of the Board